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                                                                       Exhibit 2


This is a Registered Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a depositary or a nominee thereof. This security may not be exchanged in whole or in part for a note registered, and no transfer of this security in whole or in part may be registered, in the name of any person other than such depositary or a nominee thereof, except in the limited circumstances described in the Indenture. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Financial Security Assurance Holdings Ltd. or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No. [       ]
Cusip No. 3176P407
                                                    4,000,000 Quarterly Interest
                                                        Bond Securities (QUIBS),
                                                       $25 principal amount each

                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

                 6 7/8% Quarterly Interest Bond Security due 2101

                  Financial Security Assurance Holdings Ltd., a New York corporation (the "Issuer"), for value received, hereby promises to pay to [ ] or registered assigns, at the office or agency of the Issuer in the Borough of Manhattan, the City of New York, the principal sum of [ ] Dollars on December 15, 2101, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, quarterly on March 15, June 15, September 15 and December 15 of each year, commencing March 15, 2002, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Bond from the March 15, June 15, September 15 or December 15, as the case may be, next preceding the date of this Bond to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Bond, or unless no interest has been paid on these Bonds, in which case from December 19, 2001, until payment of said principal sum has been made or duly provided for; PROVIDED, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the security register and PROVIDED FURTHER, that if the Issuer shall default in the payment of interest due on such March 15, June 15, September 15 or December 15, then this Bond shall bear interest from the next preceding March 15, June 15, September 15 or December 15, to which interest has been paid or, if no interest has been paid on these Bonds, from December 19, 2001. The interest so payable on any March 15, June 15, September 15 or December 15 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Bond is registered at the close of business on the last day of the month preceding such March 15, June 15, September 15 or December 15.

                  Reference is made to the further provisions of this Bond set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

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                                                                               2


                  IN WITNESS WHEREOF, Financial Security Assurance Holdings Ltd. has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:  [                ]

                                       FINANCIAL SECURITY ASSURANCE
                                       HOLDINGS LTD.


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture.

                                       FIRST UNION NATIONAL BANK, as
                                       Trustee

                                       By:
                                          --------------------------------------
                                          Authorized Officer



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                                 REVERSE OF BOND

                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

                 6 7/8% Quarterly Interest Bond Security due 2101

                  This Bond is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Bonds") of the series hereinafter specified, all issued or to be issued under and pursuant to the Amended and Restated Trust Indenture dated as of February 24, 1999 (herein called the "Indenture"), duly executed and delivered by the Issuer to First Union National Bank, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Bonds. The Bonds may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Bond is one of a series designated as the 67/8% Quarterly Interest Bond Securities due 2101 of the Issuer, initially limited in aggregate principal amount to $100,000,000.

                  In case an Event of Default, as defined in the Indenture, with respect to the 67/8% Quarterly Interest Bond Securities due 2101 shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture contains provisions permitting the Issuer and the Trustee, (a) without the consent of the Holders, to execute certain supplemental indentures and (b) with the consent of the Holders of more than 50% in aggregate principal amount of the Bonds at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Bonds of each such series; PROVIDED, HOWEVER, that no such supplemental indenture shall (i) extend the final maturity of any Bond, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Bond so affected or (ii) reduce the aforesaid percentage of Bonds, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holder of each Bond affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Bonds of any series, prior to any declaration accelerating the maturity of such Bonds, the Holders of a majority in aggregate principal amount Outstanding of the Bonds of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Bonds) may on behalf of the Holders of all the Bonds of such series (or all or certain series of the Bonds, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Bonds. Any such consent or waiver by the Holder of this Bond

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                                                                               2


(unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Bond and any Bonds which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Bond or such other Bonds.

                  No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Bond in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

                  The Bonds are issuable in registered form without coupons in denominations of $25 and any multiple of $25 at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge Bonds may be exchanged for a like aggregate principal amount of Bonds of other authorized denominations.

                  The Bonds may be redeemed at the option of the Issuer without premium or penalty, as a whole, or from time to time in part, on any date on or after December 19, 2006 and prior to maturity, upon mailing a notice of such redemption not less than 20 nor more than 60 days prior to the date fixed for redemption to the Holders of Bonds at their last registered addresses, all as further provided in the Indenture, at 100% of the principal amount thereof.

                  The Bonds may be redeemed in whole but not in part, at any time, at the option of the Issuer without premium or penalty at a redemption price of 100% of their principal amount, plus accrued and unpaid interest up to but not including the redemption date, upon a mailing of a notice of such redemption not less than 20 nor more than 60 days prior to the date fixed for redemption to the Holders of Bonds at their last registered addresses, all as further provided in the Indenture if on or after December 19, 2001, a change in the U.S. tax laws results in a substantial likelihood that the Internal Revenue Service ("IRS") would take the position that the Issuer will not be able to deduct the full amount of interest accrued on the Bonds for U.S. federal income tax purposes.

                  A change in the U.S. tax laws includes any actual or proposed change in or amendment to the laws of the U.S. or regulations or rulings promulgated under those laws; any change in the way those laws, rulings or regulations are interpreted, applied or enforced; any action taken by a taxing authority; any court decision, whether or not in a proceeding involving the Issuer; or any technical advice memorandum, letter ruling or administrative pronouncement issued by the U.S. Internal Revenue Service.

                  If interest on the Bonds is not, or within 90 days of an opinion of counsel will not be, deductible in whole or in part by the Issuer for U.S. federal income tax purposes, the Issuer will have the right to accelerate the stated maturity of the Bonds to the minimum extent required so that interest on the Bonds will be deductible for U.S. federal income tax purposes. In no event may the resulting maturity of the Bonds be less than 15 years from the date of the original issuance, however.


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                                                                               3


                  The Issuer may only accelerate the stated maturity if the Issuer has received an opinion of nationally recognized independent counsel experienced in such matters to the effect that after the acceleration, interest paid on the Bonds will be deductible for U.S. federal income tax purposes and the holders of Bonds will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the acceleration.

                  Upon due presentment for registration of transfer of this Bond at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, a new Bond or Bonds of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

                  The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Bond (whether or not this Bond shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

                  No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Bond, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

                  Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.


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